Exhibit 99.1

JOINT NEWS RELEASE
Quad-C Management to Acquire QED Technologies from Entegris

Charlottesville, VA, Rochester, NY, and Billerica, MA, January 20, 2023 -- Quad-C Management, Inc. (“Quad-C”), a leading middle market private equity firm, and Entegris, Inc. (NASDAQ: ENTG, “Entegris”), a leading supplier of advanced materials and process solutions for the semiconductor and other high-technology industries, today announced that the companies have entered into a definitive agreement for Quad-C to acquire QED Technologies International, Inc. (“QED”) from Entegris. QED offers state-of-the-art MRF polishing and SSI metrology manufacturing solutions that are designed to meet the needs of advanced optics manufacturers by increasing production speed and yield while decreasing costs. Entegris’ QED business is part of the company’s Specialty Chemicals and Engineered Materials (SCEM) division. The transaction is expected to close in the first quarter of 2023, subject to receipt of required regulatory approvals and other customary closing conditions.

“QED is a leader in precision optics finishing equipment, products and services, providing the most precise technologies to manufacturers in semiconductor, aerospace & defense markets,” said Tom Hickey, a Quad-C Partner, “Quad-C and our industrial tech practice are thrilled to partner with QED and its strong management team in order to execute on our shared growth strategy.” Matt Trotta, Principal at Quad-C, also added, “QED has built a reputation for excellence in precision optics over nearly three decades. We are excited to partner with the Company as it begins its next chapter as a standalone entity once again.”

About Quad-C
Founded in 1989 and headquartered in Charlottesville, VA, Quad-C is a middle market private equity firm focused on investing in well-established business and consumer services, food & beverage and consumer products, healthcare, industrials, specialty distribution, and transportation / logistics companies. In its three-decade history, Quad-C has invested over $4 billion of capital in 80 platform companies. The Quad-C team is committed to partnering with entrepreneurs and management teams to accelerate growth and create long-term value. Learn more about Quad-C at www.quadcmanagement.com.
About QED
QED serves the global precision optics industry with solutions for high performance polishing and metrology on the most demanding surfaces and materials. QED systems are utilized by the smallest to largest manufacturers supplying the semiconductor, military, space, R&D, imaging, and other industries. QED’s contract manufacturing group, QED Optics, is the industry’s go-to resource for a combination of large, challenging, or highly precise optical components that most other manufacturers cannot produce. Additional information about QED can be found at www.qedmrf.com.
About Entegris
Entegris is a leading supplier of advanced materials and process solutions for the semiconductor and other high-tech industries. Entegris has approximately 10,000 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea, Taiwan, and the United Kingdom. Additional information can be found at www.entegris.com.

Cautions Regarding Forward Looking Statements

Certain statements herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Such forward-looking statements reflect Entegris’ current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Entegris. The forward-looking statements in this document address a variety of subjects including, for example, the anticipated timing of the closing of the pending transaction. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the possibility that regulatory and other approvals and conditions to the potential transaction are not received or satisfied on a timely basis or at all. In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Entegris’ overall business, including those more fully described in Entegris’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this document speak only as of this date. Entegris undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.

Quad-C Contact:
Tom Hickey
Partner
Quad-C Management, Inc.
T: +1 434-979-2070
info@qc-inc.com

Entegris Investor Contact:
Bill Seymour
VP of Investor Relations, Treasury and Communications
T +1 952-556-1844
bill.seymour@entegris.com

Entegris Media Contact:
Connie Chandler
Senior Director of Corporate Communications
T +1 978-436-6546
connie.chandler@entegris.com